AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1997


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
             ____________________________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
             ____________________________________________________

                        GENERAL AMERICAN ROYALTY, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  75-2468002
                     (IRS Employer Identification Number)

                       4925 GREENVILLE AVENUE, SUITE 717
                              DALLAS, TEXAS 75206
                   (Address of principal executive offices)

                                JAMES F.  SMITH
                        GENERAL AMERICAN ROYALTY, INC.
                       4925 GREENVILLE AVENUE, SUITE 717
                              DALLAS, TEXAS 75206
                    (Name and address of agent for service)

                                (214) 361-8535
         (Telephone number, including area code of agent for service)

                             CONSULTING AGREEMENTS
                           (Full title of the Plan)
         _____________________________________________________________

                                   COPY TO:

                           Robert L.  Sonfield, Jr.
                              Sonfield & Sonfield
                      770 South Post Oak Lane, Suite 435
                           Houston, Texas 77056-1913

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                        CALCULATION OF REGISTRATION FEE

            PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)     PROPOSED MAXIMUM
                         AGGREGATE OFFERING PRICE (1)
        TITLE OF SECURITIES TO BE REGISTERED     AMOUNT TO BE REGISTERED
                          AMOUNT OF REGISTRATION FEE
Common  Stock,
  $.001  par  value          110,000(2)          $.01(3)      $1,100     $0.36
-------------------          ----------          -------      ------     -----

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.
(2) Reflects shares of common stock issuable upon exercise of the Company's Common Stock Purchase Warrants ("Warrants").
(3)          Based  on  exercise  price  of  the  Warrants.

                        GENERAL AMERICAN ROYALTY, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-B


          FORM S-8 ITEM NUMBER AND CAPTION     CAPTION IN PROSPECTUS
          --------------------------------     ---------------------

1.    Forepart  of  Registration  Statement  and  Outside  Front Cover Page of
Prospectus          Facing  Page  of  Registration Statement and Cover Page of
Prospectus

2.    Inside Front and Outside Back Cover Pages of Prospectus     Inside Cover
Page  of  Prospectus  and  Outside  Cover  Page  of  Prospectus

3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges Not Applicable

4.    Use  of  Proceeds          Not  Applicable

5.    Determination  of  Offering  Price          Not  Applicable

6.    Dilution          Not  Applicable

7.    Selling  Security  Holders          Not  Applicable

8.    Plan  of  Distribution          Not  Applicable

9.    Description  of  Securities  to  be Registered     Consulting Agreements

10.    Interest  of  Named  Experts  and  Counsel          Not  Applicable

11.    Material  Changes          Not  Applicable

12.    Incorporation  of  Certain  Information  by  Reference      Information
Incorporated  by  Reference

13.    Disclosure  of  Commission  Position  on          Indemnification
Indemnification  for  Securities  Act  Liabilities

PROSPECTUS


                        GENERAL AMERICAN ROYALTY, INC.
                        110,000 Shares of Common Stock
                               ($.001 Par Value)


     This Prospectus is part of a Registration Statement which registers an aggregate 110,000 shares of common stock, $.001 par value, common stock of General American Royalty, Inc. (the "Company") which may be issued as set forth herein to Russo Securities, Inc. ("Russo"), Howard Bronson & Co. ("Bronson") and Superior Financial Group, Inc. ("Superior") pursuant to common stock purchase warrants ("Warrants") to purchase up to 110,000 shares of common stock of the Company. 100,000 of the Warrants were granted to Russo pursuant to a consulting agreement (the "Russo Consulting Agreement"), 5,000 Warrants were granted to Bronson pursuant to a consulting agreement (the "Bronson Consulting Agreement") and 5,000 Warrants were granted to Superior pursuant to a consulting agreement (the "Superior Consulting Agreement"). The Russo Consulting Agreement, Bronson Consulting Agreement and Superior Consulting Agreement are collectively referred to as the Consulting Agreements. The Company has been advised by Russo, Bronson and Superior that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers. Russo, Bronson and Superior have advised the Company that they will sell such shares only at current market prices but in no event for less than $5.00 per share and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Russo, Bronson, Superior and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.




     This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.






               The date of this Prospectus is September 16, 1997
                                       i
                               TABLE OF CONTENTS

AVALIABLE  INFORMATION
INFORMATION  INCORPORATED  BY  REFERENCE
THE  COMPANY
CONSULTING  AGREEMENTS
Warrant  Terms  and  Provisions
Federal  Income  Tax  Effects
Restrictions  Under  Securities  Laws
DESCRIPTION  OF  CAPITAL  STOCK
Common  Stock
Registrar  and  Transfer
Dissenters'  Rights
The  Callable  Common  Stock  Purchase  Warrants
Preferred  Stock
LEGAL  MATTERS
EXPERTS
STATEMENT  OF  INDEMNIFICATION


                                       1
                 AVAILABLE INFORMATION"AVALIABLEINFORMATION"l

     General American Royalty, Inc. (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 110,000 shares of the Company's Common Stock, which may be issued to Russo Securities, Inc. ("Russo"), Howard Bronson & Co. ("Bronson") and Superior Financial Group, Inc. ("Superior") consultants of the Company, upon the exercise of common stock purchase warrants issued to said consultants, pursuant to written consulting agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


  INFORMATION INCORPORATED BY REFERENCE"INFORMATIONINCORPORATEDBYREFERENCE"l

     Amendment Number 1 to the Company's Registration Statement on Form 10-SB dated April 12, 1997 and the Company's Quarterly Report on Form 10-QSB dated August 12, 1997 for the fiscal quarter ending April 30, 1997, which were previously filed with the Commission are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. JAMES F. SMITH, PRESIDENT, GENERAL AMERICAN ROYALTY, INC., ONE ENERGY SQUARE, SUITE 717, 4925 GREENVILLE AVENUE, DALLAS, TEXAS 75206, TELEPHONE NUMBER (214) 361-8535.

                                       9
                           THE COMPANY"THECOMPANY"l

     General American Royalty, Inc. (the "Company") is Delaware corporation incorporated on December 28, 1992 as Hermes Capital Management, Inc. It conducted no business activities under that name. On October 23, 1995 it changed its name to General American Royalty, Inc. It was organized to engage in the following business activities:

               to acquire producing oil and gas royalty, overriding royalty and mineral interests;

               to acquire nonproducing oil and gas royalty, overriding royalty, and mineral interests;

               to  purchase  units  of  publicly  traded  royalty  trusts; and

               to manage joint ventures with institutional investors to accomplish the above purposes.

     The Company was activated in late 1995 and 1996 through the purchase of certain producing oil and gas interests in exchange for shares of Common Stock of the Company, cash, and a promissory note and through the receipt of $433,129 as the net proceeds from a private sale of Common Stock and from a public offering of shares of Common Stock and Callable Stock Purchase Warrants at $5 per unit, each unit consisting of 1 share of Common Stock and 1 Callable Common Stock Purchase Warrant. See "Description of Securities." The offering was conducted as a public offering, exempt from federal registration pursuant to the provisions of Regulation D, Rule 504 (the "Rule 504 offering") .

     Purchasers of the units in the Rule 504 Offering acquired 90,000 Callable Common Stock Purchase Warrants, each warrant entitling the record owner to purchase one share of the Company's Common Stock for $5. The warrants expired July 31, 1997. However, during April and May 1997 the Company received net proceeds of $55,750 from the exercise of 11,500 Warrants. The Company's stock began trading on the OTC Bulletin Board (Symbol TROY) in February, 1997.

     The Company's address is one Energy Square, 4925 Greenville Avenue, Suite
717,  Dallas,  Texas,  75206.   Its telephone number is 214-361-8535.  Its fax
number  is  214-361-7715.


                 CONSULTING AGREEMENTS "CONSULTINGAGREEMENTS"l

     On September 12, 1997 the Company entered into the Consulting Agreements with Russo, Bronson and Superior pursuant to which options were issued to purchase 100,000, 5,000 and 5,000 respectively, shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Russo will consult with and advise the Company with respect to matters concerning (i) market makers;
(ii) dissemination of press releases and quarterly and annually reports; (iii) communications with analysts, broker/dealers and other members of the financial community; (iv) the Company's strategic goals; and (v) potential acquisitions. Bronson will consult with and advise the Company with respect to matters concerning (i) dissemination of press releases and quarterly and annually reports; (ii) communications with analysts, broker/dealers and other members of the financial community. Superior will consult with and advise the Company with respect to matters concerning certain financial matters including communications with analysts, broker/dealers and other members of the financial community. The term of the Consulting agreements began on September 12, 1997 and will continue for a period of three (3) years unless sooner terminated as provided therein.

WARRANT  TERMS  AND  PROVISIONS"WarrantTermsandProvisions"l

     In consideration for its agreement to provide such services pursuant to the Consulting Agreement, the Company issued common stock purchase warrants ("Warrants") to purchase and aggregate of 110,000 shares of the Company's common stock at $.01 per share. The Warrants were issued on September 12, 1997 and will expire on September 11, 2000.

     All of the Warrants were issued pursuant to the Consulting Agreements and were not issued pursuant to any program or plan being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Warrants are as follows:

          (a)     Warrant Exercise Price.  The exercise price per share of the
                  ----------------------
Warrants  was  established  by  the  Board  of  Directors  at  $.01 per share.

          (b)     Term of Warrants.  The Warrants may be exercised in whole or
                  ----------------
in part at any time through September 11, 2000, unless the expiration date of the Warrant and the term of the Consulting agreements are extended by the Company in writing to a later date.

          (c)          Manner  of  Exercise.   All or any whole number of such
                       --------------------
Warrants  may  be  exercised  for  cash  during  the  term  of  the  Warrants.

          (d)      Transferability.  The Warrants are not transferable without
                   ---------------
the  Company's  prior  written  approval.

          (e)      Redemption.  There are no redemption rights afforded to the
                   ----------
Company  in  connection  with  the  Warrants.

          (f)        Adjustments.  The number of shares of Common Stock of the
                     -----------
Company purchasable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events primarily involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers.

          (g)      No Right As Stockholder.  No Warrant holder is by virtue of
                   -----------------------
ownership of the Warrants, entitled to any rights whatsoever of a stockholder of the Company.

FEDERAL  INCOME  TAX  EFFECTS"FederalIncomeTaxEffects"l

     A Warrant holder does not recognize taxable income on the date of the grant of the Warrant, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the common Stock on the date of exercise. However, in the event that the holder is, or may become, subject to the restrictions on resale of common stock under
Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holders may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Warrant holder is deductible by the company in the year that income is recognized. The foregoing is not intended to be a complete statement of applicable law and Russo should rely on its own legal counsel with respect thereto.

RESTRICTIONS  UNDER  SECURITIES  LAWS"RestrictionsUnderSecuritiesLaws"l

     The sale of any shares of Common Stock acquired upon the exercise of the Warrants must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the
Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of the underlying security, which grant\purchase may be matched with any sale of the underlying security within six months of the date of grant. The foregoing is not intended to be a complete statement of applicable law and Russo should rely on its own legal counsel with respect thereto.


           DESCRIPTION OF CAPITAL STOCK"DESCRIPTIONOFCAPITALSTOCK"l

     The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value, and 5 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON  STOCK"CommonStock"l

     There  are  presently  outstanding  921,500  shares  of  Common  Stock.

     Voting  Rights.    Holders  of shares of Common Stock are entitled to one
     --------------
vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend  Rights.    Holders  of  record  of  shares  of Common Stock are
     ----------------
entitled  to  receive dividends when and if declared by the Board of Directors
     --
out  of  funds  of  the  Company  legally  available  therefor.

     Liquidation  Rights.   Upon any liquidation, dissolution or winding up of
     -------------------
the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

     Preemptive  Rights.    Holders of Common Stock do not have any preemptive
rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR  AND  TRANSFER  AGENT"RegistrarandTransfer"l

     The Company's registrar and transfer agent is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

DISSENTERS'  RIGHTS"Dissenters'Rights"l

     Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

THE  CALLABLE  COMMON  STOCK  PURCHASE
WARRANTS"TheCallableCommonStockPurchaseWarrants"l

     As of July 31, 1997 the 78,500 outstanding Callable Common Stock Purchase Warrants expired. During April and May 1997 the Company received net proceeds of $55,750 from the exercise of 11,500 Warrants.

PREFERRED  STOCK"PreferredStock"l

     The  Company  is  also  authorized to issue 5 million shares of Preferred
Stock.    The  Preferred  Stock  or  any  series  thereof  shall  have  such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                         LEGAL MATTERS"LEGALMATTERS"l

     Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Sonfield & Sonfield, 770 South Post
Oak  Lane,  Houston,  Texas  77056-1913,  counsel  to  the  Company.


                               EXPERTS"EXPERTS"l

     The balance sheet as of October 31, 1996 and the statements of income, retained earnings, and cash flows for the year ended October 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.



           STATEMENT OF INDEMNIFICATION"STATEMENTOFINDEMNIFICATION"l

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.          Incorporation  of  Documents  by  Reference
                  -------------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) Amendment Number 1 to the Registrant's registration statement on Form 10-SB dated April 12, 1997 and the Registrant's Quarterly Report on Form 10-QSB dated August 12, 1997 for the fiscal quarter ending April 30, 1997, which were previously filed with the Commission are incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal quarter covered by the Registrant's Form 10-QSB referred to in (a) above.

     (c)      The class of securities to be offered hereby is registered under
Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Amendment Number 1 to Form 10-SB which is incorporated as a part of this Registration Statement.

Item  5:          Interests  of  Named  Experts  and  Counsel.
                  -------------------------------------------

     None

Item  6:          Indemnification  of  Directors  and  Officers.
                  ---------------------------------------------

     (a) Section 145 of the Delaware General Corporation Law provides that:

  145.    INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS;
INSURANCE

     (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (7) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2,
Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

     (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

  102.    CERTIFICATE  OF  INCORPORATION;  CONTENTS

     (1)          The  certificate  of  incorporation  shall  set  forth:

     (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

      (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     (c) Article Nine of Registrant's Certificate of Incorporation provides:

          No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item  8:          Exhibits
                  --------

     The  following  documents  are  filed  as  Exhibits  to this Registration
Statement:

          4(a)         --     Consulting Agreement with Russo Securities, Inc.

          4(b)      --     Consulting Agreement with Superior Financial Group,
Inc.

          4(c)                  Consulting Agreement with Howard Bronson & Co.

          5        --     Opinion of Sonfield & Sonfield as to the validity of
the  shares  being  registered.

          24.1      --     Consent of Sonfield & Sonfield (included in Exhibit
5)

          24.2         --     Consent of Coopers & Lybrand L.L.P., Independent
Accountants

          25          --        Power of Attorney (following signature page of
Registration  Statement)

Item  9:          Undertakings
                  ------------

     The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      10
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the ____ day of September, 1997.

GENERAL  AMERICAN  ROYALTY,  INC.                    GENERAL AMERICAN ROYALTY,
INC.


By:/s/James  F.  Smith                                  By:/s/Sam E. Nicholson
   -------------------                                     -------------------
     James  F.  Smith,  President                                       Sam E.
Nicholson,  Treasurer
            and Chief Executive Officer                              and Chief
Financial  Officer






                                  EXHIBIT 25

                               POWER OF ATTORNEY

     Each of the undersigned hereby authorizes James F. Smith as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                        SIGNATURE     CAPACITY     DATE
                        ---------     --------     ----

             /s/James F. Smith     Director     September 15, 1997
             -----------------
                                James F. Smith


           /s/James E. Mitschke     Director     September 15, 1997
           --------------------
                               James E. Mitschke


         /s/Malcolm E. Wilson, Jr.     Director     September 15, 1997
         -------------------------
                            Malcolm E. Wilson, Jr.


            /s/Bill L. Bledsoe     Director     September 15, 1997
            ------------------
                                Bill L. Bledsoe


                                       1
                                 EXHIBIT 4(A)

                  INVESTMENT BANKING AND CONSULTING AGREEMENT
                                      11


     THIS INVESTMENT BANKING AND CONSULTING AGREEMENT made this 10th day of September, 1997 by and between:

                            Russo Securities, Inc.
                                 128 Sand Lane
                            Staten Island, NY 10305
                                (718) 448-2900

a  New  York  Corporation  (herein  referred  to  as  "Russo"),  and;

                        General American Royalty, Inc.
                               One Energy Square
                                   Suite 717
                            4925 Greenville Avenue
                              Dallas, Texas 75206
                                (214) 361-8535

(hereinafter, referred to as "Company"), collectively Russo and Company hereinafter referred to as "the Parties".

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Russo is a broker dealer specializing in financing arrangements, private placements and other related programs, services and products; and

     WHEREAS, Company is publicly held with its common stock trading on one or more exchanges and/or over-the-counter; or Company desires to become a publicly held company with its common stock trading on more or more stock exchanges and/or over-the-counter; and

     WHEREAS, the Company desires to finance itself with the intention of making its name and business better known to its shareholders, investors, brokerage houses, potential investors, potential shareholders and various media; and

     WHEREAS,  Russo  is  willing  to  accept  the  Company  as  a  client.

     WHEREAS, the Company requires investor relations and investment banking services and desires to employ and or retain Russo to provide such services as an independent contractor, and Russo is agreeable to such a relationship and or arrangement and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement:

     THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:


                        DEFINITIONS AND INTERPRETATIONS

1.          CAPTIONS  AND  SECTIONS  NUMBERS

     The heading and section references in this Investment Banking and Consulting Agreement are for convenience of reference only and do not form a part of this Investment Banking and Consulting Agreement and are not intended to interpret, define or limit the extent of the Investment Banking and Consulting Agreement or any provisions thereof.


2.          EXTENDED  MEANINGS

     The words "herein," "hereunder," "hereto" and similar expressions used in any clause, paragraph or section of the Investment Banking and Consulting Agreement and any Addendum's and or Exhibits attached to the Investment Banking and Consulting Agreement will relate to the whole of this Investment
Banking and Consulting Agreement including any attached Addendum's and or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.  NUMBER  AND  GENDER

     In this Investment Banking and Consulting Agreement words importing the masculine gender include the feminine or neuter gender and word in the singular include the plural, and vice versa.

4.    SECTION  REFERENCES  AND  SCHEDULES

     Any reference to a particular "article," "section," paragraph or other subdivision of this Investment Banking/Consulting agreement and any reference to an exhibit, schedule or addendum by name, number and or letter will mean the appropriate exhibit, schedule or addendum attached to this Investment Banking/Consulting Agreement and by such reference is incorporated in and made part of this Investment Banking/Consulting Agreement.


                                   AGREEMENT

5.          APPOINTMENT

     The Company hereby appoints and engages Russo as its investor relation's advisor and hereby retains and employs Russo upon the terms and conditions of this Investment Banking/Consulting Agreement. Russo accepts such appointment and agrees to perform the services upon the terms and conditions of said Investment Banking/Consulting Agreement.

6.          ENGAGEMENT

     The Company engages Russo to provide advice on publicizing the Company to brokers, prospective investors and shareholders and as further described below and subject to the further provisions of this Banking/Consulting Agreement. Russo hereby accepts said engagement and the Company as a client, and agrees to publicize Company as further described below and subject to the further provisions of this Investment Banking/Consulting Agreement.

7.          AUTHORITY  AND  DESCRIPTION  OF  SERVICES

     During the term of this Investment Banking/Consulting Agreement, Russo shall furnish various professional services and advice as specifically requested by James F. Smith, who is the authorized representative of the
Company, and holds the position of President with the Company. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A," which is attached hereto and made a part hereof by this reference, and or follows:

     A) Russo shall act generally as corporate investors relations advisor, essentially acting, (1) as liaison between Company and its shareholders; and (2) as advisor to the Company with respect to existing and potential market makers, broker-dealers, investors as well as being the liaison between Company and such persons; and (3) as advisor to the Company with respect to communications and information, which may include, but not necessarily limited to, review the writing by the Company of corporate profile and review any research reports.

     B) Russo shall assist in establishing and advise the Company with respect to interviews of the Company officers by the financial media, interviews of the Company officers by analysis, broker-dealers and other members of the financial community.

     C) Russo shall seek to assist the Company, through its public relations consultants, its management, its products, and its financial situation and prospects, known to financial media, financial publications, broker-dealers, institutional investors, market makers, analysts, investment advisors and other members of the financial community and the public generally.

     D) Marketing Program: Including, but not necessarily limited to the following components: (i) Russo reviews and analyzes all aspects of the Company's goals and makes recommendations on feasibility and achievement of desired goals, (ii) Russo provides through their network, firms and brokers interested in participating schedules and conducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. Russo interviews and makes determinations on any firms or brokers referred by the Company with regard to their participation, (iii) Russo shall be available to field calls from brokers inquiring about the Company.

     E) Russo, in providing the foregoing services, shall be responsible for all costs for providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery services (e.g. Federal Express), telephone charges, etc.

     F) Russo's compensation under this Banking/Consulting Agreement shall be deemed to include the above unless expressly provided herein.

8.          TERM  OF  AGREEMENT

     This Agreement shall become effective upon execution hereof and shall continue thereafter for a period of three (3) years and or in the case of specific services as described in Addendum "A" attached hereto, until such time as such matters are finalized to the satisfaction of both the Company and Russo. It is expressly acknowledged and agreed by and between the Parties hereto that Russo shall not be obligated to provide any services and/or work related to this Banking/Consulting Agreement until such time any agreed fee and or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or agreed valuable consideration has been received by Russo.

9.          WHERE  SERVICES  SHALL  BE  PERFORMED

     Russo's services shall be performed at the main office location of Russo, or other such designated location(s) as Russo and the Company agree are the most advantageous for the work to be performed.

10.          LIMITATIONS  ON  SERVICES

     The Parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by applicable rules and regulations of stock exchanges, The New York Stock Exchange, the National Association of Securities Dealers, in house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Russo agrees to the following:

     A) Russo shall not release any financial or other information of data about the Company without the consent and approval of the Company.

     B) Russo shall not conduct any meetings with financial analysts without informing the Company in advance of any proposed meeting, the format or agenda of such meeting. The Company may elect to have a representative of the Company attend such meeting.

     C) Russo shall not release any information or data about the Company to any selected person(s), entity, or group if Russo is aware that such information or data has not been generally released or promulgated and the Company requests that said information or data is not be so released or promulgated.

     D) After notice by the Company of filing for proposed public offering of securities of the Company, and during any period of restriction on publicity, Russo shall not engage in any public relations efforts not in the normal course without approval of the counsel for the Company and of counsel for the underwriter(s), if any

11.          DUTIES  OF  THE  COMPANY

     A) The Company will notify Russo in writing a minimum of thirty (30) days prior to making any private of public offering of securities, including but not limited to S-8 filing or Regulation S.

     B) The Company shall promptly supply Russo with full and complete copies of all filings with all federal and state agencies, with full and complete copies of all shareholders reports and communications whether or not prepared with the assistance of Russo; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product service brochures, sales materials, etc. The Company shall supply to Russo, within fifteen (15) days of execution of this Banking/Consulting Agreement, with a list of all stockholders. This may be supplied by the Company on a 3 inch computer disk compatible with Russo's computer program.

     (i) The Company is not presently engaged in a private or public offering of securities, including S-8 or Regulation S, or including any continuing distribution, whether or not exempt, that will be included prior to the issuance of a research report on the Company, and the Company has no intention of making such and offering during the initial term of this Banking/Consulting Agreement. An "evergreen prospectus of employee stock option or other plans will not preclude issuance of research reports when approved by Russo.

     (ii)         The Company will notify Russo in writing a minimum of thirty
(30) days prior to making any private or public offering of securities, including but not limited to S-8 filing or Regulation S.

     (iii) The Company will notify Russo prior to any insider selling of clients stock.

     (iv) The Company will not use Russo reports in connection with any offering of securities without the written consent of Russo.

     C) In that Russo relies on information provided by the Company for a substantial part of its preparations and reports, whether written or verbal, the Company must represent that said information is neither false nor misleading, and agrees to hold harmless and indemnify Russo for any breach of these representations and covenants; and the Company agrees to hold harmless and indemnify Russo for any claims relating to the purchase and/or sale of the Company securities occurring out of, or in connection with, Russo's relationship with the Company, including without limitation, reasonable attorney's fees and any other costs arising out of any such claims.

     D) In that Russo shareholders, officers, employees, members of their families and or consultants or agents may hold a position in an engage in transactions with respect to the Company securities, and in light of the fact that Russo imposes restrictions on such transactions to guard against trading on the basis of such non-public information the Company shall contemporaneously notify Russo if any information or data being supplies to Russo has not been generally released of promulgated.

12.          REPRESENTATION  AND  INDEMNIFICATION

     A) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information and data which it supplies to Russo and the Company acknowledges its awareness that Russo will rely upon such continuing representation in disseminating such information and otherwise performing its services under the terms of this Investment Banking and Consulting Agreement.

     B) Russo, in the absence of notice in writing from the Company, will rely on the continuing accuracy of materials, information and data supplied by the Company.

     C) The Company hereby agrees to hold harmless and indemnify Russo against any and all claims, demands, suits, loss, damages, etc. arising out of Russo' reliance upon the instant accuracy and continuing accuracy of such facts, materials, information and data, unless Russo has been negligent in performing its duties and obligations hereunder.

     D) The Company hereby authorizes Russo to issue, in Russo's sole discretion, corrective, amendatory, supplemental or explanatory press releases, shareholders communications and reports or other data supplied to analysts, broker-dealers, market makers or other members of the financial community.

     E) The Company shall cooperate fully and timely with Russo to enable Russo to perform its duties and obligations under this Banking/Consulting Agreement.

     F) The execution and performance of this Banking/Consulting Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by requisite number of shareholders of the Company.

     G)          The  performance  by  the  Company of this Banking/Consulting
Agreement will not violate any applicable court decree or order, law or regulations, nor will it violate any provision of the organizational documents and or bylaws of the Company or any contractual obligations by which the Company may be bound

     H) The Company activities pursuant to this Banking/Consulting Agreement or as contemplated by this Banking /Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities broker or dealer under federal or state securities laws; any contract between the Company and a potential investor in the Company shall be such that the Company would be acting merely as a finder or consultant with respect to such prospective investor obligations under this agreement.

     I) The Company shall promptly deliver to Russo a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc., or if not a reporting company, all financials and reports for the current and past two (2) years.

     J) The Company shall promptly deliver to Russo a list of names and addresses of all shareholders of the Company which it is aware. This shareholder list shall be upgraded at Russo's request. The Company agrees to furnish to Russo a copy of all OTC sheets on a weekly basis.

     K) The Company shall promptly deliver to Russo a list of all brokers and market makers of the Companies securities, known to the Company, which have been following the Company.

     L) Because Russo will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.

     M) The Company shall act diligently and promptly in reviewing materials submitted to it by Russo to enhance timely distribution of the materials and shall inform Russo of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

     N) The execution and performance of this Banking/Consulting Agreement by Russo has been duly authorized by the Board of Directors of Russo in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Russo.

     O) The performance by Russo of this Banking/Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and or bylaws of Russo or any contractual obligation by which Russo may be bound.

13.          COMPENSATION

     A) Compensation payable to Russo for all general investor relations services and other services hereunder, including but not limited to assistance with acquisition and merger services, shall be paid by the Company to Russo by the means and in the manner or manners as described in Schedule "A," a copy of which is attached hereto and incorporated herein by this reference.

     B) All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognized that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communications lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue.

     C) or all special services, not within the scope of this Banking Consulting Agreement, the Company shall pay to Russo such fees as when, the parties shall determine in advance of performance of said special services, provided the Company has agreed to said special services.

14.          FILLING  AND  PAYMENT

     Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case by case basis. The Company acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to Russo's bank account upon execution of any agreement or agreements, or: upon payment due date in the case of monthly fees or monthly payments, or : in the case of special services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by Russo by said date the Company shall pay to Russo an additional operations charge equal to 1% for each day said funds are not received.

15.          RUSSO  AS  AN  INDEPENDENT  CONTRACTOR

     Russo shall provide said services as an independent contractor, and not as an employee of the Company or of any company affiliated with the Company. Russo has no authority to bind the Company or any affiliate of the Company to any legal action, contract or agreement.

16.          RUSSO  NOT  TO  ENGAGE  IN  CONFLICTING  ACTIVITIES

     During the term of this agreement, Russo shall not engage in any activities that directly conflicts with the interest of the Company, the Company hereby acknowledges notification by Russo and understands that Russo does, and shall, represent and service other and multiple clients in the same manner as it does the Company, and that the Company is not an exclusive client of Russo.

17.          TRADE  SECRETS  AND  INVENTIONS

     Russo shall treat as proprietary any and all information belonging to the Company, it's affiliates, or any third parties, disclosed to Russo in the course of the performance of Russo's services. Russo assigns and agrees to assign to the Company or its nominee all rights in invention and other proprietary information conceived by Russo during the term of this agreement with respect to any work performed under said agreement.

18.          INSIDE  INFORMATION  -  SECURITIES  VIOLATIONS

     In the course of the performance of this agreement it is expected that specific sensitive information concerning the operations of the Company's business, and or affiliate companies shall come to the attention and knowledge of Russo. In such event Russo will not divulge, discuss, or otherwise reveal such information to any third parties.

19.          DISCLOSURE

     Russo is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict, or may conflict with the best interest of the Company. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that Russo may be involved with on behalf of the Company.

20.      WARRANTY AGAINST CONTEMPLATION OF AGREEMENT RELATED CORRUPT PRACTICES

     Russo represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitutes compensation for services rendered; that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

21.          AMENDMENTS

     This agreement may be modified or amended, provided such medications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

22.          SEVERABILITY

     If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23.          TERMINATION  OF  AGREEMENT

     This Investment Banking and Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 8 above except as follows;

     A) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary.

     B) Upon the other party taking the benefit of any insolvency lay; and or

     C) Upon the other party having or applying for a receiver appointment for either party,

     D)          As  provide  for  in  Paragraph  28  below.

24.          ATTORNEY  FEES

     In the event either party is in default of the terms or conditions of this Investment Banking and Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees. All maters in dispute shall be submitted to binding arbitration before the American Arbitration Association, New York, New York.

25.          RETURN  OF  RECORDS

     Upon termination of this agreement, Russo shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of Russo that are the property of or relate to the business of the Company.

26.          NON-WAIVER

     The failure of either party, at any time to require any such performance by any other party shall not be constructed as a waiver of such rights to require such performance, and shall in no way effect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

27.          DISCLAIMER  BY  RUSSO

     Russo may advise on the preparation of certain promotional materials, and; Russo makes no representation to the Company or others that; (a) its efforts or services will result in any enhancement to the Company (b) the price of the Company's publicly traded securities will increase (c) any person will purchase the Company's saturates, or (d) any investor will lend money to and or invest in or with the Company.

28.          EARLY  TERMINATION

     In the event the Company fails or refuses to cooperate with Russo, or fails or refuses to make timely payment of the compensation set forth above and or in Addendum "A," Russo shall have the right to terminate any further performance under this agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and or deliverable, and Russo shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extend of Russo's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

29.          LIMITATION  OF  RUSSO  LIABILITY

     In the event Russo fails to perform its work or services hereunder, its entire liability to the Company shall not exceed the lessor of; (a) the amount of cash compensation Russo has received from the Company under paragraph 13 above (b) the amount of cash compensation Russo has received from the Company under Addendum "A," or (c) the actual damage to the Company as result of such non-performance. In no event shall Russo be liable to the Company for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising form or in any way related to this agreement.

30.          OWNERSHIP  OF  MATERIALS

     All right, title and interest in and to materials to be produced by Russo in connection with this Investment Banking and Consulting Agreement and other services to be rendered under said agreement shall be and remain the sole and exclusive property of Russo, except in the event the Company performs fully and timely its obligations hereunder.

31.          AGREEMENT  NOT  TO  HIRE

     The Company understands and appreciated that Russo invested a tremendous amount of time, energy and expertise in the training of its employees and education of its sub contractors to be able to provide the very services the Company desires. The Company further understands that in the event an employee or sub contractor of Russo is enticed to leave, then Russo shall be damaged in an amount the parties are incapable of calculating at the present time. Therefore, the Company agrees not to offer employment or sub contractor status to any employee or sub contractor of Russo, nor to allow any employee, officer, director, shareholder or consultant of the Company to offer such employment or sub contractor status with the Company or any other company, concern, venture or entity with whom officers, directors or consultants of the Company are employed, associated or hold a financial stake in it for a period of three (3) years from the date of expiration or termination hereof. Further, in the event an employee or sub contractor of Russo leaves the employ of or dissolves or breaks association with Russo and subsequently establishes employment or an association of any kind with another investor relations or other type of competing firm of Russo, the Company agrees not to do business with such other investor relations or competing firm of Russo for a period of three (3) years from the date of expiration or termination hereof.

32.          MISCELLANEOUS

     A) Effective date of representations shall be no later than the date of execution by the parties of the Investment Banking and Consulting Agreement.

     B) Currency: In all instances, references to dollars shall be deemed to be United States Dollars.

     C) Stock: In all instances, references to stock, options and underlying shares shall be deemed to be unrestricted and free trading.

33.          NOTICES

     All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being made or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this agreement to be given shall be given to the respective parties at the address first written above, on page one (1) of this Investment Banking and Consulting Agreement.

34.       FIRST RIGHT OF REFUSAL ON INVESTMENT BANKING AND CONSULTING SERVICES

     The parties agree that during the term of this Investment Banking and Consulting Agreement Russo shall have first right of refusal to provide the Company with any fund raising activities and or Investment Banking and Consulting services, provided that Russo has the ability to provide the same or equivalent services needed or requested by the Company, and at a compensation to Russo equal to, or in a lesser amount, than that which the Company can obtain said services from another alternative provider. Russo shall have ten (10) days upon written notice from the Company in which to match or exceed such requested services at a compensation rate equal to or less than that offered by another alternative provider of said services. Such alternative provider will be the same type of firm as Russo and a member of the New York Stock Exchange.

35.          PARENT  AND  SUBSIDIARY  COMPANIES  OR  ENTITIES

     This Investment Banking and Consulting Agreement applies to all parent or subsidiary companies or entities of the Company.

36.          EXCLUSION  WITH  RESPECT  TO  PARTNERSHIP

     The parties agree that, in no way, shall this Investment Banking and Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Investment Banking and Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

37.          TRAVEL  COMPENSATION  AND  REIMBURSEMENT

     In the course of Russo providing services as necessary hereunder, on the behalf of or for the company during the term of this Investment Banking and Consulting Agreement, the Company shall pay to, or reimburse, Russo for any travel expenses incurred by Russo that are not specifically described elsewhere herein, provided that the Company has been notified in advance by Russo of the nature and of the cost of such required travel and the amount of travel compensation and or reimbursement related thereto. Travel expenses shall be deemed to include, but not to be limited to, transportation expenses, hotel expenses, airline fairs, taxi fares, toll road fees, reasonable food expenses and reasonable gratuities related thereto. The Company shall have the right to book airline reservations, hotels, etc., itself on behalf of Russo within five (5) days upon notice for the requirement thereof from Russo.

38.          TIME  IS  OF  THE  ESSENCE

     Time is hereby expressly made of the essence of this Investment Banking and Consulting Agreement with respect to the performance by the parties of their respective obligations hereunder.

39.          ENUREMENT

     This Investment Banking and Consulting Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda's attached hereto.

40.          ENTIRE  AGREEMENT

     This Investment Banking and Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are not oral or other agreements or understanding between them affecting this Investment Banking and Consulting Agreement, or relating to the business of Russo. This agreement supersedes all previous agreements between Russo and the Company.

41.          APPLICABLE  LAW

     This agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of New York for which the courts in Richmond County, New York shall have jurisdiction. If any provision of this Investment Banking and Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

42.          ACCEPTANCE  BY  RUSSO

     This Investment Banking and Consulting Agreement is not valid or binding upon Russo unless and until executed by its President or other duly authorized executive officer of Russo at its home office in Staten Island, New York.

43.          EXECUTION  IN  COUNTERPART;  TELECOPY-FAX

     This Investment Banking and Consulting Agreement may be executed in counterparts, not withstanding the date or dates upon which this Investment Banking and Consulting Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Investment Banking and Consulting Agreement shall be construed by all parties hereto as an original version of said Investment Banking and Consulting Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

FOR  AND  IN  BEHALF  OF  THE  COMPANY              FOR AND IN BEHALF OF RUSSO
SECURITIES,  INC.


By:/s/James  F.  Smith                                  By:/s/Patrick P. Russo
   -------------------                                     -------------------
      James  F.  Smith,  President                           Patrick P. Russo,
President

                                      14
                                      12
                                  SCHEDULE A
                                 COMPENSATION


     In consideration for the agreement of Russo to provide the services described in the Investment Banking and Consulting Agreement (the "Agreement")of which this Schedule A is a part, the Company will issue common stock purchase warrants (the "Warrants") to purchase a total of 100,000 shares of the Company's common stock (the "Common Stock") at $.01 per share (the "Exercise Price"). The Warrants will be issued on the date of the execution of the Agreement and will expire three (3) years after date of issue. The specific terms of the Warrants are as follows:

          (a)     Warrant Exercise Price.  The Exercise Price per share of the
                  ----------------------
Warrants  was  established  by  the  Board  of  Directors  at  $.01 per share.

          (b)     Term of Warrants.  The Warrants may be exercised in whole or
                  ----------------
in part at any time during the 36 months after the date of issue, unless the expiration date of the Warrant and the term of the Agreement are extended by the Company in writing to a later date.

          (c)          Manner  of  Exercise.   All or any whole number of such
                       --------------------
Warrants  may  be  exercised  for  cash  during  the  term  of  the  Warrants.

          (d)      Transferability.  The Warrants are not transferable without
                   ---------------
the  Company's  prior  written  approval.

          (e)      Redemption.  There are no redemption rights afforded to the
                   ----------
Company  in  connection  with  the  Warrants.

     (f)     Adjustments. The Exercise Price and the number of shares (and, in
             -----------
certain events, the class or classes of capital stock of the Company) purchased upon the exercise of each Warrant are each, respectively, subject to adjustment from time to time as hereinafter provided prior to the expiration of any Warrant by its exercise or by its terms, in case any one or more of the events and referred to described below shall occur at any time or from time to time; that is to say, if the Company shall:

          (i) issue any shares of its Common Stock as a dividend or subdivide its outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to each Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to each Warrant shall be proportionately increased; or,

          (ii) combine its outstanding shares of Common Stock into a smaller number of such shares,

then, in such case, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to each Warrant in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to each Warrant shall be proportionately decreased; or

          (iii) issue by reclassification of its shares of Common Stock any shares of its capital stock,

then, as a condition of such recapitalization, lawful and adequate provision shall be made whereby the holder of each Warrant shall have, immediately after the effective date of any such reclassification, the right to purchase, upon the basis and on the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of each Warrant, such shares of stock or other securities as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of each Warrant, had such recapitalization not taken place; and in any such event, the rights of the Warrant holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock or other securities which the Warrant holder becomes entitled to purchase.

     If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 8, a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect; or

          (iv) merge or consolidate with or into another corporation or sell or convey to another corporation, all or substantially all of the Company's assets then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall receive, on exercise of such Warrant, the kind and amount of securities and property receivable upon such change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, and shall forthwith file at the Corporation Office of the Warrant Agent a statement signed by its Chairman of the Board or President and by its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

          (v) take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the current market price per share of its Common Stock (as defined below) at the date of taking such record, then, the number of shares of Common Stock purchasable pursuant to this Warrant shall be adjusted by multiplying (a) the number of shares of Common Stock which the holder hereof was entitled to receive immediately prior to such adjustment (taking into account fractional interests to the nearest 1000th of a share) by (b) a fraction, the numerator of which is the number of shares of the Common Stock of the Corporation outstanding (excluding the shares owned by the Corporation) immediately prior to the taking of such record plus the number of additional shares offered for purchase, and the denominator of which is the number of shares of Common Stock of the Corporation outstanding (excluding shares owned by the Corporation) immediately prior to the taking of such record plus the number of shares which the aggregate offering price of the total number of additional shares so offered could purchase at such current market price and the price per share shall be that number determined by multiplying (a) the price per share in effect immediately prior to the taking of such record by (b) a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to taking of such record and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record.

          (vi) reduce the Exercise Price of any or all classes of warrants, then, as a condition of such reduction it shall be made uniformly as to all warrants of that class then outstanding.

     For the purpose hereof, the current market price per share of Common Stock of the Corporation at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last sale price, or, in case of no sales on such day, the average of the closing bid and asked prices, in either case as officially quoted by any National Securities Exchange, or, if the Common Stock of the Corporation is not listed or admitted to trading on any such Exchange, the average of the highest bid and asked prices as reported in the sheets of the National Association of Securities Dealers, Inc. for the over the counter market in New York City, or if not so reported, the average of the highest bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose.

          (g)      No Right As Stockholder.  No Warrant holder is by virtue of
                   -----------------------
ownership of the Warrants, entitled to any rights whatsoever of a stockholder of the Company.

     (h) The Warrants are not transferable. However, the shares of common stock issued upon exercise of the Warrants pursuant to an effective Registration Statement of the Company on Form S-8 are freely transferable. Russo agrees that it will sell such shares of Common Stock only at current market prices, but in no event less than $5.00 per share during the first two
(2) years after the issue date of the Warrants, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.





                                 EXHIBIT 4(B)
                                 ------------

                        GENERAL AMERICAN ROYALTY, INC.
                        ------------------------------
  One Energy Square, Suite 717    4925 Greenville Avenue    Dallas, Texas 75206
                  Tel: (214) 361-8535    Fax: (214) 361-7715





VIA  FACSIMILE  (214)  520-1314


September  12,  1997

Ms.  Sharron  Ann  Sibley
Superior  Financial  Group,  Inc.
4131  North  Central  Expressway,  Suite  340
Lock  Box  29
Dallas,  Texas  75204

Dear  Ms.  Sibley:

     This letter will serve to memorialize the understanding made on September 11, 1997 between General American Royalty, Inc. (the "Company") and Superior Financial Group, Inc. pursuant to which Superior Financial Group, Inc. agrees to consult and advise the Company with respect to certain financial matters including communications with analysts, broker/dealers and other members of the financial community. The term of the agreement will commence on the date hereof and will continue for a period of three (3) years unless sooner terminated by mutual consent of the parties.

     In consideration of the agreement to render such services you are entitled to receive Five Thousand (5,000) options to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.



By:/s/James  F.  Smith
   -------------------
      James  F.  Smith,  President


ACCEPTED  AND  AGREED  this  12th  day  of  September,  1997.

SUPERIOR  FINANCIAL  GROUP,  INC.



By:/s/Sharron  Ann  Sibley
   -----------------------
      Sharron  Ann  Sibley,  President

                                 EXHIBIT 4(C)
                                 ------------

                        GENERAL AMERICAN ROYALTY, INC.
                        ------------------------------
  One Energy Square, Suite 717    4925 Greenville Avenue    Dallas, Texas 75206
                  Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE  (212)  867-6908

September  12,  1997

Howard  Bronson  &  Co.
708  3rd  Ave.,  22nd  Floor
New  York,  NY  10017

Ladies/Gentlemen:

     This letter will serve to memorialize the understanding made on September 11, 1997 between General American Royalty, Inc. (the "Company") and Howard Bronson & Co. pursuant to which Howard Bronson & Co. agrees to consult and advise the Company with respect to certain (i) dissemination of press releases and quarterly and annually reports; (ii) communications with analysts, broker/dealers and other members of the financial community. The term of the agreement will commence on the date hereof and will continue for a period of three (3) years unless sooner terminated by mutual consent of the parties.

     In consideration of the agreement to render such services you are entitled to receive Five Thousand (5,000) options to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     Howard Bronson & Co. agrees that it will sell such shares of Common Stock only at current market prices, but in no event less than $5.00 per share during the first two (2) years after the issue date of the Warrants, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
      James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  15th  day  of  September,  1997.

HOWARD  BRONSON  &  CO.


By:/s/Howard  C.  Bronson
   ----------------------
       Howard  C.  Bronson,  President

                                   EXHIBIT 5

                      S O N F I E L D  &  S O N F I E L D
                          A PROFESSIONAL CORPORATION


LEON  SONFIELD  (1865-1934)          ATTORNEYS  AT  LAW          NEW  YORK
GEORGE  M.  SONFIELD  (1899-1967)                    LOS  ANGELES
ROBERT  L.  SONFIELD  (1893-1972)      770 SOUTH POST OAK LANE     WASHINGTON,
D.C.
       ________________          HOUSTON,  TEXAS  77056
FRANKLIN  D.  ROOSEVELT,  JR.  (1914-1988)       EMAIL:SONFIELD@COMPUSERVE.COM
     TELECOPIER  (713)  877-1547
ROBERT  L.  SONFIELD,  JR.          _____
MANAGING  DIRECTOR          TELEPHONE  (713)  877-8333

                              September 12, 1997

Board  of  Directors
General  American  Royalty,  Inc.
4925  Greenville  Avenue,  Suite  717
Dallas,  Texas  75206

Dear  Gentlemen:
     In our capacity as counsel for General American Royalty, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 110,000 shares of common stock upon exercise of the Warrants issued pursuant to the Consulting Agreements all as set out and described in the Company's Registration Statement on Form S-8 (File No. _______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Consulting Agreements - Federal Income Tax Effects" and elsewhere in the Prospectus constituting a part of the Registration Statement.
     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations  which  we  deem  relevant,  we  are  of  the  opinion  that:
     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;
     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;
     (3) The maximum of 110,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable;
     (4) Based upon the current provisions of Federal income tax laws and regulations, and on current authoritative interpretations thereof, we believe the discussion in the Registration Statement under the caption "Consulting Agreements - Federal Income Tax Effects" of the Federal income tax laws relevant to the Warrant holders, although necessarily general, considers each material Federal income tax issue of significance to Warrant holders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.
Yours  very  truly,
/s/SONFIELD  &  SONFIELD
------------------------
SONFIELD  &  SONFIELD

                                 EXHIBIT 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation, by reference, in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph addressing the restatement of the previously issued financial statements, dated November 10, 1996, except as to the information presented in Note 6, for which the date is January 21, 1997, on our audit of the financial statements of General American Royalty, Inc.





/s/Coopers  &  Lybrand  L.L.P._____________________________
------------------------------
COOPERS  &  LYBRAND  L.L.P.


Dallas,  Texas
September  15,  1997